SUNAMERICA SERIES TRUST
SPECIAL MEETING OF SHAREHOLDERS
July 31, 2007  (Unaudited)

Proxy Voting Results

A special Meeting of Shareholders of SunAmerica Series Trust was held on April 5, 2007. The fund voted in favor of adopting the following proposals:

1. To approve a subadvisory agreement between AIG SAAMCo and the following subadvisers on behalf of the following Portfolios:
Federated American Leaders Portfolio (renamed, Equity Opportunities
Portfolio)

1. Approval of a subadvisory agreement.

						    Percent of
         		Voting Level		Outstanding Shares

	        For:	10,238,923			82.8%
	    Against:	   992,981			 8.0
	    Abstain:	 1,133,404		         9.2
	Total Voted:    12,365,308		       100.0%

2. Approval of an Amendment to the investment advisory and management agreement.

				                    Percent of
         		Voting Level		Outstanding Shares

	         For:	  7,950,720		        64.3%
	     Against:	  3,129,855  			25.3
	     Abstain:	  1,284,733		         0.4
	 Total Voted:    12,365,308		       100.0%


Goldman Sachs Research Portfolio (renamed, Capital Growth Portfolio)

1. Approval of a subadvisory agreement.

		                                    Percent of
         		Voting Level		Outstanding Shares

	         For:	  3,519,245		         89.7%
	     Against:	    110,556 			  2.8
	     Abstain:	    295,557		       	  7.5
	 Total Voted:     3,925,358		        100.0%

MFS Mid-Cap Growth Portfolio (renamed Mid-Cap Growth Portfolio)

1. Approval of a subadvisory agreement.

	                                            Percent of
         		Voting Level		Outstanding Shares

	         For:	 19,725,982		         83.0%
	     Against:	  1,887,050			  7.9
	     Abstain:	  2,153,812		       	  9.1
	 Total Voted:    23,766,844		        100.0%

2. Approval of an Amendment to the investment advisory and management agreement.

                                                    Percent of
         		Voting Level		Outstanding Shares

	         For:	 14,263,142		        60.0%
	     Against:	  7,274,371			30.6
	     Abstain:	  2,229,331		       	 9.4
	 Total Voted:    23,766,844		       100.0%


Putnam Growth: Voyager Portfolio (renamed, Fundamental Growth Portfolio)

1. Approval of a subadvisory agreement.
                                                    Percent of
         		Voting Level		Outstanding Shares

	         For:	   8,368,552		         85.5%
	     Against:	     602,426			  6.2
	     Abstain:	     817,624		       	  8.3
	 Total Voted:      9,788,602		        100.0%